Exhibit 10.1
INTREPID POTASH, INC.
EQUITY INCENTIVE PLAN

PERFORMANCE UNIT AGREEMENT (CAGR)
Intrepid Potash, Inc., a Delaware corporation (“Intrepid”), has granted you an award of performance units (the “Performance Units”) under the Intrepid Potash, Inc. Equity Incentive Plan (the “Plan”), subject to the terms and conditions of the Plan and this Performance Unit Agreement (this “Agreement”). A Performance Unit is a bookkeeping entry that initially represents the right to receive one share of Intrepid’s Common Stock on a date determined in accordance with this Agreement, subject to the risk of cancellation and forfeiture.
I. GRANT NOTICE

Grantee:
Number of Performance Units Granted:
Grant Date:
Performance Periods:
Performance Measures and Targets:	See Exhibit A
Vesting Schedule:
II. TERMS AND CONDITIONS
1.    Defined Terms; Conflicts. Except as defined in this Agreement, capitalized terms in this Agreement have the meanings assigned to them in the Plan. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan will govern.
2.    Vesting; Payout of Performance Units. Except as provided otherwise in this Agreement, the Performance Units will vest in accordance with the Vesting Schedule set forth above and will be settled on the Vesting Date in shares of Intrepid’s Common Stock as described in this Section. On a date that is as soon as practicable after the end of each Performance Period (each, a “Certification Date”), the Committee will certify the number of shares of Intrepid’s Common Stock, if any, to be issued to you on the Vesting Date in settlement of the Performance Units relating to that Performance Period in accordance with the performance measures and targets set forth on Exhibit A and the other terms and conditions of this Agreement (the “Earned Shares”). On the Vesting Date (or as soon as practicable thereafter, in any event no later than the date that is two and one-half months from the end of the calendar year that includes the Vesting Date), Intrepid will issue to you in full settlement of the vested Performance Units the applicable Earned Shares, if any. If on a Certification Date the Committee certifies that the number of Earned Shares is zero for the applicable Performance Period, the unvested Performance Units relating to that Performance Period will immediately be forfeited and cancelled on the Certification Date.

INTREPID POTASH, INC. PERFORMANCE UNIT AGREEMENT (CAGR)

3.    Dividend Equivalents. With respect to each outstanding Performance Unit, Intrepid will credit to a bookkeeping account an amount equal to any regular cash dividends declared and paid during the Performance Period on one share of Intrepid’s Common Stock. The amounts credited to this account, if any, will be payable to you as soon as practicable after the Vesting Date based on the ratio of Earned Shares to Performance Units; provided that the maximum amount payable in respect of these dividend equivalents will be the amount credited to your bookkeeping account. If your Performance Units are forfeited in accordance with this Agreement, the related dividend equivalents will be forfeited at the same time. You are not entitled to receive any special or extraordinary cash dividends or distributions made during the Performance Period unless the Committee expressly authorizes the receipt of those dividends or distributions.
4.    Termination of Service; Forfeiture.
(a)    General. Except as provided otherwise in this Agreement or the Plan, upon the termination of your Service prior to the Vesting Date for any reason other than your death or Disability, all of your unvested Performance Units will immediately be forfeited and cancelled.
(b)    Death or Disability. If your Service terminates prior to the Vesting Date on account of your death or Disability, all of your Performance Units will vest in full as of the date of your termination of Service and Intrepid will issue to you in full settlement of your vested Performance Units the number of shares of Intrepid’s Common Stock, if any, calculated in accordance with this Subsection 4(b).
(i)    If your termination of Service occurs before the Certification Date for one or more Performance Periods, the number of shares of Intrepid’s Common Stock, if any, to be issued to you in settlement of the vested Performance Units relating to that Performance Period will be calculated in accordance with the performance measures and targets set forth on Exhibit A, except that the last day of the Performance Period will be deemed to be the date of your termination of Service.
(ii)    If your termination of Service occurs on or after the Certification Date for one or more Performance Periods, the number of shares of Intrepid’s Common Stock, if any, to be issued to you in settlement of the vested Performance Units relating to that Performance Period will equal the Earned Shares, if any, for that Performance Period.
(iii)    Within 30 days after the date of your termination of Service (or as soon as practicable thereafter, in any event no later than the date that is two and one-half months from the end of the calendar year that includes the date of your termination of Service), Intrepid will issue to you (or your estate or heirs) the Earned Shares in full settlement of your Performance Units for all Performance Periods. Any Performance Units not earned in accordance with this Subsection 4(b) will immediately be forfeited and cancelled.
5.    Leave of Absence. For purposes of this Agreement, your Service does not terminate when you go on a bona fide employee leave of absence that is approved in writing by Intrepid or an Affiliate if the terms of your leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, your Service will be treated as terminating 90 days after you went on the approved leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when your approved leave ends unless you immediately return to active Service. The Committee determines, in its sole discretion, which leaves of absence count for this purpose, and when Service terminates for all purposes under the Plan.

INTREPID POTASH, INC. PERFORMANCE UNIT AGREEMENT (CAGR)

6.    Change of Control. In the event of a Change of Control (including a Change in Control, as defined in the Change-in-Control Severance Agreement, dated May 19, 2010, between you and Intrepid) prior to the Vesting Date, all of your Performance Units will vest in full immediately prior to the occurrence of the Change of Control and Intrepid will issue to you in full settlement of your vested Performance Units the number of shares of Intrepid’s Common Stock, if any, calculated in accordance with this Section.
(a)    If the Change of Control occurs before the Certification Date for one or more Performance Periods, the number of shares of Intrepid’s Common Stock, if any, to be issued to you in settlement of the vested Performance Units relating to that Performance Period will be calculated in accordance with the performance measures and targets set forth on Exhibit A, except that the last day of the Performance Period will be deemed to be the date of the Change of Control.
(b)    If the Change of Control occurs on or after the Certification Date for one or more Performance Periods, the number of shares of Intrepid’s Common Stock, if any, to be issued to you in settlement of the vested Performance Units relating to that Performance Period will equal the Earned Shares, if any, for that Performance Period.
(c)    Notwithstanding the foregoing, Intrepid may, in its sole discretion, provide a cash payment or a combination of cash and shares of Intrepid’s Common Stock to you in exchange for the cancellation of your outstanding Performance Units.
7.    No Stockholder Rights. This grant of Performance Units does not entitle you to any rights as a stockholder of Intrepid unless and until the shares of Stock underlying the Performance Units have been issued to you. Except as provided in Section 3, no cash or other dividends will be paid on the Performance Units. The effect of any changes in capitalization will be determined in accordance with the Plan.
8.    Tax Withholding. Intrepid has the right to deduct from any payments otherwise due to you any federal, state, or local taxes, domestic or foreign, of any kind required by law upon the issuance, vesting, or payment of any Performance Units or shares of Stock. At the time of issuance, vesting, or payment, you will pay to Intrepid the amount that Intrepid determines is necessary to satisfy the Minimum Statutory Withholding obligation. You may elect to pay this amount, in whole or in part, (a) in cash, (b) by causing Intrepid to withhold shares of Stock otherwise issuable to you, or (c) by delivering to Intrepid unrestricted shares of Stock you already own. Your election will be irrevocable and must be made in advance and in accordance with Intrepid’s Insider Trading Policy and Stock Ownership Guidelines, and any other applicable policies or procedures. If you do not make a proper election in accordance with this Section, Intrepid will automatically withhold shares of Stock otherwise issuable to you to satisfy the Minimum Statutory Withholding obligation.
The number of shares of Stock delivered or withheld under this Section will be determined by Intrepid and will not exceed the number of shares of Stock with an aggregate Fair Market Value that exceeds the Minimum Statutory Withholding obligation. The Fair Market Value of the shares delivered or withheld will be determined by Intrepid as of the date that the amount of tax to be withheld is to be determined.
9.    Committee Discretion. The Committee has complete and full discretionary authority to make all decisions and determinations under this Agreement, and all decisions and determinations by the

INTREPID POTASH, INC. PERFORMANCE UNIT AGREEMENT (CAGR)

Committee will be final and binding upon all persons, including, but not limited to, you and your personal representatives, heirs and assigns.
10.    Not Transferable. The Performance Units may not be sold, assigned, hypothecated, pledged, or otherwise transferred or encumbered in any manner except (a) by will or the laws of descent and distribution or (b) as otherwise permitted pursuant to the Plan.
11.    Investment Representations. The Committee may require you (or your estate or heirs) to represent and warrant in writing that the shares of Stock are being acquired for investment and without any present intention to sell or distribute the shares and to make any other representations that Intrepid or its counsel deems necessary or appropriate.
12.    No Right to Continued Service. Neither the grant of Performance Units nor this Agreement gives you the right to continue Service with Intrepid or its Affiliates in any capacity. Intrepid and its Affiliates reserve the right to terminate your Service at any time and for any reason not prohibited by law or any employment agreement between you and Intrepid.
13.    Covenants. You expressly covenant and agree (a) not to divulge to others or use for your own benefit any confidential information relating to the business and operations of Intrepid or any of its Affiliates obtained during your Service and (b) during and for 12 months after your Service ends, not to solicit or otherwise induce, directly or indirectly, any current employee of Intrepid or its Affiliates to leave employment in order to work for any other person or entity, without prior approval by the Committee.
14.    Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations between the parties.
15.    Governing Law. The validity and construction of this Agreement and the Plan will be construed in accordance with and governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and this Agreement to the substantive laws of any other jurisdiction.
16.    Binding Effect. This Agreement will be binding upon and inure to the benefit of Intrepid and you and Intrepid’s and your respective heirs, executors, administrators, legal representatives, successors, and assigns.
17.    Consent to Electronic Communications. You agree that Intrepid may provide you with any communications associated with this Award in electronic format. Your consent to receive electronic communications includes, but is not limited to, all legal and regulatory disclosures and communications associated with this Award or notices or disclosures about a change in the terms and conditions of this Award.
18.    Tax Treatment; Section 409A. You may incur tax liability as a result of the issuance, vesting, or settlement of the Performance Units, or amounts payable or paid under this Agreement or the disposition of any resulting shares of Stock. You should consult your own tax adviser for tax advice.
Performance Units are generally intended to be exempt from Section 409A of the Code (“Section 409A”) as a short-term deferral and, accordingly, the terms of this Agreement will be construed to preserve such exemption. However, under certain circumstances, payments or benefits upon settlement

INTREPID POTASH, INC. PERFORMANCE UNIT AGREEMENT (CAGR)

of Performance Units may be subject to Section 409A. To the extent that Grantee and this Agreement are subject to Section 409A, this Agreement will be interpreted and administered in accordance with the intent that Grantee not be subject to tax under Section 409A. In the event that Grantee is determined to be a “specified employee” within the meaning of Section 409A, any payments on account of termination of Service will be accumulated and paid without interest on the first business day following the date that is six months after the date of Grantee’s termination of Service to the extent required to avoid any adverse tax consequences under Section 409A. For purposes of this Agreement, “separation from service” and “disability” will have the meanings as defined under Section 409A and references to termination of Service will mean a “separation from service” to the extent required for compliance with Section 409A. Each amount to be paid under this Agreement will be construed as a separate identified payment for purposes of Section 409A.
The Committee, in its sole discretion and without Grantee’s consent, may amend or modify this Agreement in any manner and delay payment of any amounts payable to satisfy the requirements of Section 409A. Notwithstanding any provision of this Agreement or the Plan to the contrary, in no event will Intrepid or any of its Affiliates be liable to Grantee or any other person on account of an Award’s failure to (a) qualify for favorable U.S. tax treatment or (b) avoid adverse tax treatment under U.S. law, including, without limitation, Section 409A.
19.    Recoupment of Award. This Award is subject to the provisions of the Plan pertaining to recoupment of Awards.
20.    Modification of Agreement. This Agreement may be modified or amended only by the written consent of Intrepid and you, except to the extent permitted by Section 18 (regarding Section 409A) or the Plan.
Attachments:
Exhibit A – Performance Measures and Targets
Equity Incentive Plan
Equity Incentive Plan Prospectus

INTREPID POTASH, INC. PERFORMANCE UNIT AGREEMENT (CAGR)

EXHIBIT A
PERFORMANCE MEASURES AND TARGETS (CAGR)
The number of shares of Intrepid’s Common Stock, if any, that will be issued to you in settlement of vesting Performance Units in accordance with, and subject to the terms and conditions of, the Agreement will be determined using the parameters described below.

Definitions

For purposes of this Agreement, the following definitions apply:

CAGR means Intrepid’s compound annual growth rate calculated as follows:

Ending Value is the average closing market price of one share of Intrepid’s Common Stock on the 20 trading days ending on the last day of the Performance Period (as adjusted for all dividends paid during the Performance Period assuming that they are reinvested on the applicable payment dates).

Beginning Value is the closing market price of one share of Intrepid’s Common Stock on the first day of the Performance Period.

# of years means the number of years in the Performance Period.

Calculations

The number of shares of Intrepid’s Common Stock to be issued with respect to Performance Units relating to each Performance Period will be interpolated based on the following table:

If CAGR for the Performance Period Is:		Then the Number of Shares of Intrepid’s Common Stock To Be Issued Will Equal the Following Percentage Multiplied by the Number of Performance Units Relating to the Performance Period:

20% or Higher	(maximum)	200%
10%	(target)	100%
5%	(threshold)	50%
Lower than 5%		0

All share calculations will be rounded down to the nearest whole share.